Exhibit 99.1

Worksport Releases Final COR System Specifications & Pricing

Modular portable power system for work & adventure

to debut at $949 – unlimited, scalable power – integrates with SOLIS solar cover for rapid off-grid charging

West Seneca, New York, November 04, 2025 – Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based innovator in advanced manufacturing and distributed clean energy technologies, serving both consumer and industrial markets, today announced final pricing and specifications for its COR modular portable energy system designed for work, adventure, and emergency readiness. The COR Starter Kit – one COR HUB plus one COR Battery – will be available to order on November 28, 2025, at $949. The COR architecture lets users add batteries as needs grow, creating a compact, swappable unlimited power platform that travels anywhere.

What COR Is: The COR portable energy system is built around the COR HUB, a high-output inverter and power management unit that accepts COR Batteries. Each COR Battery provides about 1 kWh (nominal battery capacity of 960 Wh) of energy. Customers can scale from a single-battery starter to multi-battery configurations for extended runtime and higher versatility. COR will also be the center of a broader Worksport energy product ecosystem, including the SOLIS solar tonneau cover and future COR-related product expansions, enabling clean, off-grid power without compromise.

Pricing and configurations

●	Starter – 1 HUB + 1 Battery (~1kWh of Energy): $949
●	Power Duo – 1 HUB + 2 Batteries (~2kWh of Energy): $1,598
●	Power Trio – 1 HUB + 3 Batteries (~3kWh of Energy): $1,949

Users will be able to purchase batteries independent of a HUB (inverter), offering a fully scalable and modular solution for truly unlimited energy on-the-go. Future integrations of the COR energy system are already in development, further broadening the global market opportunity. Please note: prices are subject to the changing tariff environment; however, Worksport management has already accounted for current tariffs in its pricing.

Key technical specs

●	Battery energy: ~1 kWh per COR Battery
●	AC output: four 120 V AC outlets, 1,800 W continuous with up to 2,000 W boost mode
●	USB charging: four USB-A ports supporting 18W fast charging; two USB-C ports supporting up to 100 W each
●	Display and controls: LED touch screen with physical buttons for responsive control in gloves or cold weather
●	Area lighting: side LED lights with adjustable brightness
●	Charging: AC input 100–1,000 W (100–130 V); built-in 12–65 V MPPT for solar
●	Vehicle cable: car discharging cable included (cigarette port)
●	Temperature rating: discharge rated from -4 °F to 140 °F (-20 °C to 60 °C)
●	Certifications: targeting shipment with UN 38.3 certification and UL-related battery safety certifications

COR Use Cases: COR’s modularity lets buyers right-size their kit. Estimated runtimes below are for illustration and can vary based on device, temperature, and inverter losses.

●	Campsite/tailgate – Per Battery

○	60 W electric cooler or projector: (16 hours)
○	Laptops at 60 W for (16 hours)
○	Phones for ~80 full charges per battery using USB-C PD.

●	Job site – 120 W

Compact air compressor / inflator
1 battery: 480 min (8 h) • 2 batteries: 960 min • 3 batteries: 1,440 min

●	Drone charging hub – 200 W

1 battery: 288 min (4.8 h) • 2 batteries: 576 min • 3 batteries: 864 min

●	Emergency home backup – 150 W

Household refrigerator (average draw)
1 battery: 384 min (6.4 h) • 2 batteries: 768 min • 3 batteries: 1,152 min

●	CPAP or critical medical device – 40 W

1 battery: 1,440 min (24 h) • 2 batteries: 2,880 min • 3 batteries: 4,320 min

SOLIS integration for rapid solar charging: When paired with Worksport’s SOLIS solar tonneau system, a COR battery can recharge in approximately 2–3 hours under optimal conditions using the largest SOLIS model, creating a mobile clean-energy loop well suited for fleets, contractors, overlanding, and disaster response. Users can operate off-grid indefinitely by cycling batteries between the HUB and solar charging.

The Future: Product as a Service - Worksport envisions COR as a rapid-deploy portable power solution for emergency response and recovery. In large-scale outages or natural disasters, the Company aims to collaborate with agencies such as the Red Cross, Coast Guard, FEMA, and Department of Defense (DOD) to deliver mass-deployment units on reserve to impacted areas—ensuring reliable, clean energy access when it’s needed most.

“Every molecule of this product was designed in North America; we made it for this environment. COR brings a scalable, user-friendly approach to mobile power,” said Steven Rossi, Chief Executive Officer of Worksport. “With final pricing that starts at $949 and a platform that grows with the user, we believe the COR system sets a high bar for value, performance, and portability. Combined with the SOLIS solar array, customers get a powerful, modular solution that can keep tools running on the job, power weekends off-grid, and deliver dependable backup when it matters most.”

Order timing: The COR Starter Kit opens for orders on November 28, 2025 at worksport.com. Additional accessories, chargers, and multi-battery kits will be available through Worksport’s direct channels. Initial supply may be limited.

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Contacts

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789-128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Connect with Worksport Chief Executive Officer, Steven Rossi

Steven Rossi X (Twitter)

Steven Rossi LinkedIn

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

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